UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2000
Date of Report (Date of earliest event reported)
INDEPENDENT BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Texas (State or other Jurisdiction of Incorporation)	0-10196	75-1717279
	(Commission File Number)	(IRS Employer Identification No.)
547 Chestnut P.O. Box 3296 Abilene, Texas (Address of Principal Executive Offices)	79604 (Zip Code)

(915) 677-5550
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

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Item 5. Other Events.

        On March 1, 2000, Independent Bankshares, Inc., a Texas corporation (the "Registrant") and State National Bancshares, Inc., a Texas corporation ("SNB"), entered into an Agreement and Plan of Reorganization ("Reorganization Agreement") pursuant to which, among other things, SNB will acquire the Registrant through an all cash merger of a wholly owned subsidiary of SNB with and into the Registrant. Following the merger, the Registrant shall continue as the surviving corporation. Under the terms of the Reorganization Agreement, holders of the Registrant's issued and outstanding shares of common stock, par value $0.25 per share, will receive cash from SNB equal to their prorata percentage of the total purchase price of $45,473,000. The aggregate purchase price will increase if the closing of the transaction does not occur on or before August 8, 2000. The merger is subject to satisfaction or waiver by the parties of certain closing conditions, including the receipt of all necessary regulatory, corporate and other approvals. The merger is also subject to certain termination rights specified in the Reorganization Agreement. The merger is expected to be completed before the end of the third quarter of 2000.

        The Reorganization Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing descriptions of the Reorganization Agreement and the merger are qualified in their entirety by reference to the terms of the Reorganization Agreement. The description of certain terms of the Reorganization Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Reorganization Agreement.

        In connection with consummation of the merger, SNB and officers and directors of the Registrant and its wholly owned subsidiary have agreed to enter into Officer Non Compete Agreements and Director Support Agreements. A Form of Director Support Agreement and a Form of Officer Non Compete Agreement are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a), (b)	Not Applicable.

(c)	Exhibits.
The following exhibits are filed as part of this Report:

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of March 1, 2000, by and among State National Bancshares, Inc. and Independent Bankshares, Inc.
99.1	Form of Director Support Agreement
99.2	Form of Officer Non-Compete Agreement

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENT BANKSHARES, INC.

March 8, 2000	By: /s/ RANDAL N. CROSSWHITE Randal N. Crosswhite, Senior Vice President

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of March 1, 2000, by and among State National Bancshares, Inc. and Independent Bankshares, Inc.
99.1	Form of Director Support Agreement
99.2	Form of Officer Non-Compete Agreement